UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2011
Date of Report (Date of earliest event reported)

CROSS BORDER RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-52738	98-0555508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22610 US Highway 281 N., Suite 218 San Antonio, TX		78258
(Address of principal executive offices)		(Zip Code)

(210) 226-6700
Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01      OTHER EVENTS.

On July 12, 2011, Cross Border Resources Inc. (the "Company") entered into an agreement with Rodman & Renshaw  ("R&R") under which R&R will serve as their exclusive financial advisor for the Company in connection with any transaction or related series or combination of transactions involving a purchase or sale of assets or of outstanding stock or a merger, acquisition or other business combination, with certain exclusions. The agreement has  a term of three months.

R&R replaces C. K. Cooper as the Company's exclusive financial advisor for any corporate transaction that may be contemplated for the term of the agreement.  The investment banking agreement with C. K. Cooper was terminated.   However, C.K. Cooper and the Company still have a contractual relationship, whereby, C.K. Cooper will remain as the Company Designated Advisor for Disclosure sponsor with respect to the OTCQX.

The Company issued a press release on July 18, 2011, entitled "Cross Border Resources to Webcast Its Global Hunter Securities Conference Presentation," announcing that its CEO, E. Will Gray II will make a presentation on July 19, 2011 at 1 p.m. Pacific Time. The  Corporate Presentation can be found at www.xbres.com.

The  common stock of Cross Border Resources, Inc. is traded on the OTC market’s highest tier, OTCQX U.S. Premier, under its current ticker symbol XBOR.  Investors can find current financial disclosure and Real-Time Level 2 quotes for the Company’s common stock at www.otcqx.com and www.otcmarkets.com.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release: Cross Border Resources to Webcast Its Global Hunter Securities Conference Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2011	CROSS BORDER RESOURCES, INC.

	By:	/s/P. Mark Stark
P. Mark Stark
Chief Financial Officer